SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 15, 2005
SYMANTEC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-17781 (Commission File Number)	77-0181864 (IRS Employer Identification No.)

20330 Stevens Creek Blvd., Cupertino, California (Address of principal executive offices)	95014 (Zip Code)
Registrant’s telephone number, including area code (408) 517-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS
Symantec Corporation (the “Company”) permits its directors, officers and employees to enter into stock trading plans adopted pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934. Rule 10b5-1 allows insiders to sell and diversify their holdings in the Company over a designated period by adopting pre-arranged stock trading plans at a time when they are not aware of material nonpublic information about the Company, and thereafter sell shares of the Company’s common stock in accordance with the terms of their stock trading plans.
On August 15, 2005, Gary Bloom, the Company’s President and Vice Chairman, adopted a stock trading plan under Rule 10b5-1 of the Securities Exchange Act of 1934, pursuant to which his broker will undertake to sell in the open market, on specified dates from November 2005 through August 2006, up to a maximum of 1,221,000 shares of common stock of the Company to be issued upon the exercise of existing employee stock options. After giving effect to the potential sale of these shares and should all of these shares be sold under the stock trading plan, Mr. Bloom will continue to hold, as of August 15, 2005, employee stock options to acquire approximately 3.46 million shares of the Company’s common stock.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMANTEC CORPORATION
Date: August 17, 2005	By:	/s/ Arthur F. Courville
Arthur F. Courville
Senior Vice President, Corporate Legal Affairs and Secretary